SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 15, 2003


                 EPIC FINANCIAL  CORPORATION
              --------------------------------
   (Exact name of registrant as specified in its charter)






     Nevada                  000-33417                 88-0451534
  -----------             ---------------           ----------------
(State  or other        (Commission File No.)      (I.R.S. Employer
jurisdiction of                                    Identification No.)
incorporation or
organization)




   3300 Irvine Avenue, Suite 220, Newport Beach, California 92660
 -------------------------------------------------------------------
            (Address of principal executive offices)




Registrant's  telephone number, including  area  code: (949)  622-1130


                                 N/A
                    ------------------------------
     (Former name or former address, if changed since last report)








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Item 5.		OTHER EVENTS AND REGULATION FD DISCLOSURE.

On October 15, 2003, Epic Financial Corporation (the "Company") and Seven Angels Ventures LLC ("SAV"), privately-held company, entered into that certain Percentage Interest Purchase and Acquisition Agreement (the
"Agreement").   The Agreement provides that the Company will acquire up to a maximum of 500,000 shares of capital stock of SAV, which represents a ten percent (10%) interest in SAV. In exchange therefor, the Company will issue, on a one-for-one basis, up to 500,000 shares of its restricted common stock. The sellers of the SAV stock that the Company is acquiring are Justin Keener, President of SAV, and Arlington Holdings, Ltd.


Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

                    None.

          b.   Exhibits.

               99.15	Percentage Interest Purchase and Acquisition
               Agreement by and between Epic Financial Corporation and Seven Angels Ventures LLC, executed on October 15, 2003.





















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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  October 30, 2003            EPIC FINANCIAL CORPORATION



                               /s/  William R. Parker
                               ------------------------------------
                               William R. Parker, President


























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